Exhibit 99.2

NEWS RELEASE

YAK COMMUNICATIONS ANNOUNCES RESTATEMENT OF PREVIOUSLY

ISSUED FINANCIAL STATEMENTS

Toronto, Canada and Miami, Florida April 11, 2006 – Yak Communications Inc. (NASDAQ: YAKC) announced today that there are material errors and certain disclosure deficiencies in the Company’s previously-issued financial statements for the fiscal years ended June 30, 2003, 2004 and 2005, as well as for the fiscal quarters ended September 30 and December 31, 2005.

These errors and deficiencies arose from material weaknesses in the Company’s controls and procedures. The Company has concluded that certain of these errors are material, and will require the Company to restate its historical financial statements for the periods ended June 30, 2003, 2004 and 2005, as well as for the fiscal quarters ended September 30 and December 31, 2005.

The errors include:

1) erroneous accounting treatment for common stock warrants issued in 2004 which were previously erroneously classified as an equity instrument. These instruments have now been classified as a liability in accordance with the application of the provisions of Statement of Financial Accounting Standards (“SFAS”) 133, SFAS 150 and Emerging Issues Task Force 00-19; and

2) the erroneous classification of items on the Company’s cash flow statements for 2003, 2004 and 2005. The corrections relate to inaccuracies from errors in the exchange rates used to translate foreign currency cash flows to the Company’s reporting currency and to correct for an error in the reporting of the gain on debt settlement.

In addition, the Company has determined to correct certain disclosure deficiencies including: (i) the misclassification of financing expenses related to the factoring of the Company’s accounts receivable for fiscal years 2003, 2004 and 2005; (ii) compliance with accounting standards for segmented reporting and disclosures in its segmented reporting; (iii) removal of non-GAAP measures presented by the Company in the Form 10-K for the fiscal year ended June 30, 2005; and (iv) compliance with accounting standards for tax disclosures.

The Company is currently in the process of preparing amended periodic reports to include these restated financial statements, and it expects to finalize the matter and file its amended periodic reports in the near future. Until the Company has restated and reissued its results for the applicable periods, investors and other users of the Company’s filings with the Securities and Exchange Commission are cautioned not to rely on the Company’s financial statements in question, to the extent they are affected by the accounting issues described above. These changes will require that the Company’s previously-filed periodic reports for the fiscal year ended June 30, 2005, as well as for the fiscal quarters ended September 30 and December 31, 2005, be amended to include restated financial statements. The correction of the errors and deficiencies noted above is not expected to result in a decrease in net income or earnings per share or of total assets of the Company for 2004, 2005 or the first and second quarter of 2006.

About Yak Communications Inc.

Yak Communications Inc. (NASDAQ:YAKC - News) is an Integrated Communications Provider (ICP) offering a full array of long distance (1+, toll free and dial-around), local lines, travel cards, cellular long distance, data services, and broadband voice (VoIP) to residential and small businesses in North America over high speed internet access. Yak currently serves approximately 900,000 customers for its traditional telecom services. For more information, visit www.yak.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and, Section 21E of the Exchange Act, as amended that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. These factors, risks and uncertainties include, without limitation, the results of the audit and review processes performed by our independent auditors with respect to any restatement of our historic financial statements, our success in integrating the operations of any newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings there from, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in our literature and periodic filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:

Paul Broude

Principal Financial Officer

1-647-722-7091

pbroude@yak.ca